Exhibit 10.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment, dated as of July 6, 2012 (this “Amendment”), to the AGREEMENT AND PLAN OF MERGER is by and among DAVITA INC., a Delaware corporation (“Parent”), SEISMIC ACQUISITION LLC, a California limited liability company and a wholly owned subsidiary of Parent (“Merger Sub”), HEALTHCARE PARTNERS HOLDINGS, LLC, a California limited liability company (the “Company”), and, with respect to the MR Provisions, ROBERT D. MOSHER, as the member representative (the “Member Representative”). Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Merger Agreement.

RECITALS

WHEREAS, Parent, Merger Sub, the Company, and the Member Representative are each a party to that certain Agreement and Plan of Merger, dated as of May 20, 2012 (the “Merger Agreement”);

WHEREAS, Parent, Merger Sub, the Company, and the Member Representative desire to amend the Merger Agreement in the manner set forth herein; and

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent, Merger Sub, the Company, and the Member Representative agree as follows:

AGREEMENTS

1. Amendments.

(a) The definition of Stock-Based Awards in Section 1.01 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

““Stock-Based Award” means any issued and outstanding award to purchase or otherwise acquire Company Common Units (whether or not vested) held by any Person and granted in accordance with Section 6.18(b) of this Agreement.”

(b) Section 8.08(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Any and all costs and expenses of the Member Representative, including any costs and expenses of any Person retained by the Member Representative to provide assistance, counsel, or other advisory services, incurred in performing his obligations under this Agreement shall be paid or recovered from funds in the MR Escrow Account pursuant to Section 3.07, except as provided in the last two sentences of Section 8.08(c).”

(c) Section 8.08(d) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“The Member Representative shall be compensated for his service as such based upon the amount of time devoted to such services at the normal hourly rate of the Member Representative as determined by Nossaman LLP. If the Member Representative is not a lawyer at Nossaman LLP, the Member Representative shall be compensated at a rate and on a basis established by the Majority Member. The Member Representative shall be paid such compensation from the funds in the MR Escrow Account and, if there are no remaining funds in the MR Escrow Account, the Member Representative may recover his compensation in the same way expenses may be recovered pursuant to the last two sentences of Section 8.08(c) above.”

2. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. All Actions arising out of or relating to this Amendment (including any Action involving the Financing Sources) shall be heard and determined exclusively in any federal court sitting in the Borough of Manhattan of the City of New York; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of the City of New York for the purpose of any Action arising out of or relating to this Amendment brought by any party hereto (including any Action involving the Financing Sources); (b) consent to service of process in accordance with the procedure set forth in Section 10.02 of the Merger Agreement; and (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Amendment or the Transactions may not be enforced in or by any of the above-named courts.

3. Severability. If any term or other provision of this Amendment is invalid, illegal, or incapable of being enforced under any Law or public policy, all other terms and provisions of this Amendment shall nevertheless remain in full force and effect, provided, that the economic and legal substance of the actions set forth herein is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the Transactions are consummated as originally contemplated to the greatest extent possible.

4. Counterparts. This Amendment may be executed and delivered (including by facsimile or other means of electronic transmission, such as by electronic mail in “pdf” form) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

5. No Other Amendment and Agreements. Except to the extent expressly amended by this Amendment, all terms of the Merger Agreement shall remain in full force and effect without further amendment, change or modification.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first written above by its representative thereunto duly authorized.

DAVITA INC.

By:	/s/ Kent J. Thiry
Name: Kent J. Thiry
Title: Chairman of the Board and Chief Executive Officer

SEISMIC ACQUISITION LLC

By:	/s/ Dennis L. Kogod
Name: Dennis L. Kogod
Title: Manager

HEALTHCARE PARTNERS HOLDINGS, LLC

By:	/s/ Robert J. Margolis
Name: Robert J. Margolis, M.D.
Title: Chief Executive Officer

With respect only to the MR Provisions:

/s/ Robert D. Mosher
Robert D. Mosher,
as Member Representative

[Signature Page to Amendment to Agreement and Plan of Merger]